UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2017

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2017 (the “Completion Date”), ModusLink Pte. Ltd. (“ModusLink Singapore”), a wholly owned indirect subsidiary of ModusLink Global Solutions, Inc. (the “Company”) completed the sale of real property commonly known as 51 UBI Avenue 3 Singapore 408858 (the “Property”) and related plant and equipment, to Far East Group Limited (“Far East Group”) for a purchase price of $22,500,000 (Singapore Dollars) (approximately US$16,828,650) (the “Sale”). The Sale was completed pursuant to a Sale and Purchase Agreement, dated October 5, 2017, between ModusLink Singapore and Far East Group (the “Sale Agreement”). Proceeds from the Sale, after expenses, will be used by the Company for working capital purposes and capital investment.

Upon the closing of the Sale, ModusLink Singapore entered into a lease agreement with Far East Group pursuant to which ModusLink Singapore will lease approximately 45% of the Property until December 31, 2019, for a monthly rent of $135,000 (Singapore Dollars ) (approximately US$100,927).

The foregoing summary of the Sale Agreement is qualified in its entirety by reference to the text of the Sale Agreement, which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2018	ModusLink Global Solutions, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer